Exhibit 1.1

DELMARVA POWER & LIGHT COMPANY

(a Delaware and Virginia corporation)

First Mortgage Bonds, 4.00% Series due June 1, 2042

PURCHASE AGREEMENT

Dated: June 19, 2012

Table of Contents

SECTION 1.	Certain Definitions		2
SECTION 2.	Representations and Warranties		5
(a)	Representations and Warranties of the Company		5
	(i)	Compliance with Securities Law Requirements	5
	(ii)	Incorporated Documents	6
	(iii)	Independent Accountants	6
	(iv)	Financial Statements	7
	(v)	No Material Adverse Change in Business	7
	(vi)	Good Standing of the Company	7
	(vii)	No Subsidiaries	7
	(viii)	Capitalization	7
	(ix)	Authorization of this Agreement	8
	(x)	Authorization of the Mortgage	8
	(xi)	Authorization of the Securities	8
	(xii)	Description of the Securities and the Mortgage	8
	(xiii)	Absence of Defaults and Conflicts	8
	(xiv)	Absence of Labor Disputes	9
	(xv)	Absence of Proceedings	9
	(xvi)	Absence of Further Requirements	9
	(xvii)	Possession of Licenses and Permits	10
	(xviii)	Title to Property and Mortgaged Property	10
	(xix)	Lien of Mortgage	10
	(xx)	Leases	11
	(xxi)	Investment Company Act	11
	(xxii)	Environmental Laws	11
	(xxiii)	Internal Controls	11
	(xxiv)	Compliance with Sarbanes Oxley	12
(b)	Officer’s Certificates		13
SECTION 3.	Sale and Delivery to Underwriters; Closing; Covenants of the Underwriters		13
(a)	Securities		13
(b)	Payment		13
(c)	Notice of Completion		13
(d)	Use of Free Writing Prospectuses		14
SECTION 4.	Covenants of the Company		14
(a)	Preparation and Filing of Term Sheet		14
(b)	Preparation and Filing of the Prospectus		14
(c)	Review of Amendments and Supplements		14
(d)	Free Writing Prospectuses		14
(e)	Notification of Commission Comments and Orders, Etc		14
(f)	Delivery of Registration Statements		15
(g)	Delivery of Prospectuses		15
(h)	Continued Compliance with Securities Laws		15
(i)	Blue Sky Qualifications		16
(j)	Rule 158		16
(k)	Filing Fees		16

i

(l)	Use of Proceeds		16
(m)	Restriction on Sale of Securities		16
SECTION 5.	Payment of Expenses		17
(a)	Expenses Payable by the Company		17
(b)	Expenses Payable by the Underwriters		17
(c)	Expenses Upon Termination		17
SECTION 6.	Conditions of Underwriters’ Obligations; Termination of Agreement		17
(a)	Conditions		17
	(i)	No Stop Order; Commission Filings	17
	(ii)	Opinions of Counsel for Company	18
	(iii)	Opinion of Counsel for Underwriters	18
	(iv)	No Material Adverse Change; Officers’ Certificate	18
	(v)	Accountant’s Comfort Letter	18
	(vi)	Bring-down Comfort Letter	19
	(vii)	Maintenance of Rating	19
	(viii)	Additional Documents	19
(b)	Termination of Agreement		19
SECTION 7.	Indemnification		19
(a)	Indemnification of Underwriters		19
(b)	Indemnification of Company, Directors and Officers		20
(c)	Actions against Parties; Notification		20
SECTION 8.	Contribution		21
SECTION 9.	Representations, Warranties and Agreements to Survive		22
SECTION 10.	Termination of Agreement		22
(a)	Termination; General		22
(b)	Liabilities		23
SECTION 11.	Default by One or More of the Underwriters		23
SECTION 12.	Notices		24
SECTION 13.	Parties in Interest		24
SECTION 14.	No Advisory or Fiduciary Relationship		24
SECTION 15.	Governing Law and Time		25
SECTION 16.	Counterparts		25
SECTION 17.	Entire Agreement		25
SECTION 18.	Effect of Headings		25

SCHEDULES

Schedule A	-	List of Underwriters	Sch A-1
Schedule B	-	Issuer Free Writing Prospectus	Sch B-1
Schedule C	-	Term Sheet	Sch C-1

EXHIBITS

Exhibit A	-	Form of Opinion of Kirk J. Emge	A-1
Exhibit B	-	Form of Opinion of Covington & Burling LLP	B-1

ii

DELMARVA POWER & LIGHT COMPANY

(a Delaware and Virginia corporation)

$250,000,000

First Mortgage Bonds, 4.00% Series due June 1, 2042

PURCHASE AGREEMENT

June 19, 2012

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, New York 10010

SUNTRUST ROBINSON HUMPHREY, INC.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

As Representatives of the several Underwriters

Ladies and Gentlemen:

Delmarva Power & Light Company, a Delaware and Virginia corporation (the “Company”), confirms its agreement (the “Agreement”) with J.P. Morgan Securities LLC (“JPMorgan”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and SunTrust Robinson Humphrey, Inc. (“SunTrust”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Credit Suisse, JPMorgan and SunTrust are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $250,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, 4.00% Series due June 1, 2042 (the “Securities”).

The Securities are to be issued under the Mortgage and Deed of Trust, dated as of October 1, 1943, from the Company to The Bank of New York Mellon (ultimate successor to The New York Trust Company), as trustee (the “Trustee”), as amended and supplemented by various instruments including the One Hundred and Tenth Supplemental Indenture, dated as of June 19, 2012 (the “Supplemental Indenture”), establishing the terms of the Securities, such Mortgage and Deed of Trust, as so amended and supplemented, being hereinafter called the “Mortgage.”

The Company understands that the Underwriters propose to make a public offering of the Securities promptly after this Agreement has been executed and delivered.

On September 20, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-169477-02), for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and for the qualification of the Mortgage under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

SECTION 1.	Certain Definitions

When used in this Agreement, the following terms have the meanings specified below:

“Accounting Controls” has the meaning set forth in Section 2(a)(xxiii)(A)(I).

“Agreements and Instruments” has the meaning set forth in Section 2(a)(xiii).

“Applicable Time” means 3:15 P.M. (Eastern time), on June 19, 2012.

“Base Prospectus” means the base prospectus relating to the Securities filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission prior to the date of this Agreement.

“Closing Time” has the meaning set forth in Section 3(b).

“Defaulted Securities” has the meaning set forth in Section 11.

“Disclosure Controls” has the meaning set forth in Section 2(a)(xxiii)(A)(II).

“Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Term Sheet and (iii) any other Issuer Free Writing Prospectus listed on Schedule B.

“DTC” has the meaning set forth in Section 3(b).

“EDGAR” has the meaning set forth in this Section 1(d).

“Effective Time” means the date and time of the effectiveness of the Registration Statement for purposes of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, as applied to the Underwriters.

“Environmental Laws” has the meaning set forth in Section 2(a)(xxii).

“GAAP” has the meaning set forth in Section 2(a)(iv).

“Governmental Licenses” has the meaning set forth in Section 2(a)(xvii).

“Hazardous Materials” has the meaning set forth in Section 2(a)(xxii).

“Internal Controls” has the meaning set forth in Section 2(a)(xxiii)(A)(III).

“Issuer Free Writing Prospectus” means (i) the Term Sheet and (ii) any other “issuer free writing prospectus” (as defined by Rule 433 of the 1933 Act Regulations (“Rule 433”)) with respect to the Securities.

“Liens” has the meaning set forth in Section 2(a)(xix).

“Material Adverse Change” has the meaning set forth in Section 2(a)(v).

“Material Adverse Effect” has the meaning set forth in Section 2(a)(vi).

“Notice of Completion” has the meaning set forth in Section 3(c).

“PHI” means Pepco Holdings, Inc., a Delaware corporation, of which the Company is an indirect wholly owned subsidiary.

“Preliminary Prospectus” means either (i) the Base Prospectus or (ii) the Base Prospectus as supplemented by a preliminary prospectus supplement provided by the Company to the Underwriters for use in connection with the offering of the Securities, in either case as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).

“Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Securities prior to the Applicable Time.

“Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b).

“PwC” means PricewaterhouseCoopers LLP.

“Registration Statement” means, as of any particular time, the Company’s automatic shelf registration statement on Form S-3 (No. 333-169477-02), referred to above, including (a) any amendments thereto at such time (whether by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B of the 1933 Act Regulations (“Rule 430B”), is deemed to be a part thereof.

“Regulation S-T” means Regulation S-T of the Commission.

“Regulation S-X” means Regulation S-X of the Commission.

“Repayment Event” has the meaning set forth in Section 2(a)(xiii).

“Reporting Controls” has the meaning set forth in Section 2(a)(xxiii)(A)(III).

“Rule 405” means Rule 405 of the 1933 Act Regulations.

“Term Sheet” means the term sheet prepared and filed pursuant to Section 4(a) of this Agreement.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act Regulations” means the rules and regulations of the Commission under the 1939 Act.

The foregoing definitions are subject to the following qualifications:

(a) all references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any of the financial statements, schedules or other information that is “contained,” “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in documents filed with the Commission under the 1934 Act, that (i) are incorporated, or deemed incorporated, therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the 1933 Act (as qualified by Rule 430B(g) of the 1933 Act Regulations) and (ii) (A) in the case of references to the “Registration Statement” are filed with the Commission at or prior to the Effective Time and (B) in the case of references to any “Preliminary Prospectus” or the “Prospectus” are filed with the Commission at or prior to the date thereof;

(b) all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

(c) all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; and

(d) all references in this Agreement to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2.	Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter on the date of this Agreement, at the Applicable Time and at the Closing Time as follows:

(i) Compliance with Securities Law Requirements.

(A) Well-Known Seasoned Issuer Status. At the time the Registration Statement was filed with the Commission and as of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), each of PHI and, solely for purposes of its eligibility to use the Registration Statement for the registration of the offer and sale of the Securities under the 1933 Act, the Company, was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.

(B) Eligibility to Use Form S-3. At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act.

(C) Status and Content of the Registration Statement. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on September 20, 2010. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with. At the time the Registration Statement became effective, at the time of each amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act and at the Effective Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations. At the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(D) Status and Content of the Preliminary Prospectus. Each Preliminary Prospectus, as of its date and at the time it was filed with the Commission, conformed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus delivered to the Underwriters in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(E) Issuer Free Writing Prospectuses. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations. Each Issuer Free Writing Prospectus, at the time it was filed with the Commission pursuant to Rule 433 (i) did not include any information that conflicts with (A) the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement, and not superseded or modified, or (B) the information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated or deemed incorporated by reference in the Registration Statement, and not superseded or modified, and (ii) complied in all other respects with the requirements of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

(F) Content of the Disclosure Package. The Disclosure Package, at the Applicable Time, did not, and, at the Closing Time, will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G) Status and Content of the Prospectus. The Prospectus, as of its date, at the time it is filed with the Commission and at the Closing Time, will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Underwriters in connection with the offering of the Securities will be identical to the copy thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table will be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(H) Description and Filing of Contracts and Documents. All contracts or documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been so described and filed as required.

(ii) Incorporated Documents. The documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as applicable, in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when filed did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accounting firm that audited the financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus is an independent registered public accounting firm within the meaning of the 1934 Act and the 1934 Act Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(iv) Financial Statements. The financial statements, together with the respective schedules and notes relating thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company at the dates indicated and the results of operations and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Any pro forma financial information included in the Registration Statement, the Disclosure Package or the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements and other financial data included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

(v) No Material Adverse Change in Business. Since the date of the latest audited balance sheet included in the Disclosure Package and the Prospectus and except as disclosed therein, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Company, whether or not arising in the ordinary course of business (any such change, a “Material Adverse Change”).

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Commonwealth of Virginia and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company, whether or not arising in the ordinary course of business (any such effect, a “Material Adverse Effect”).

(vii) No Subsidiaries. The Company has no subsidiaries.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Conectiv,

LLC, a Delaware limited liability company wholly owned by PHI; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of the Mortgage. The Mortgage has been duly authorized, and the Mortgage (excluding the Supplemental Indenture) has been, and, at the Closing Time the Mortgage will be, duly executed and delivered by the Company; and the Mortgage (excluding the Supplemental Indenture) constitutes, and, at the Closing Time, the Mortgage will constitute, the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage. The Mortgage (excluding the Supplemental Indenture) has been, and at the Closing Time the Mortgage will have been, duly qualified under the 1939 Act.

(xi) Authorization of the Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company; and, when the Securities have been (A) authenticated and delivered by the Trustee under the Mortgage and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage ratably with all other securities outstanding thereunder.

(xii) Description of the Securities and the Mortgage. The descriptions of the Securities and the Mortgage in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all material respects and the Mortgage is, and the Securities will be, in substantially the respective forms filed or incorporated by reference as exhibits to the Registration Statement.

(xiii) Absence of Defaults and Conflicts. The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults as have not resulted, and are not reasonably expected to result, in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Mortgage and the Securities, and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder, under the Mortgage and under the terms of the

Securities, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien (as defined below), other than the Lien of the Mortgage, upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Liens as would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xiv) Absence of Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, that (A) is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not disclosed as required, (B) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or (C) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, could reasonably be expected to result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties or assets is the subject that are not described in the Pricing Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Further Requirements. All filings with, and authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees of, any court or governmental authority or agency that are necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance by the Company of the Mortgage, have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws, and the Company has complied with all terms and conditions contained in such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as have been obtained.

(xvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and is in compliance with the terms and conditions of all such Governmental Licenses, except (a) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (b) where the failure so to possess any such Governmental License or to comply therewith would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would, singly or in the aggregate, result in a Material Adverse Effect.

(xviii) Title to Property and Mortgaged Property. The Company has good and marketable title to all real property owned by the Company and described in the Mortgage as subject to the lien thereof, and good title to all other property owned by the Company and so described as subject to such lien, in each case, subject only to such exceptions, defects and qualifications as do not (A) affect the value of any such properties that are material to the business of the Company in any material respect or (B) affect the use made or proposed to be made of such properties by the Company in any material respect; and the descriptions of all such property contained in the Mortgage are correct and adequate for purposes of the lien purported to be created by the Mortgage.

(xix) Lien of Mortgage. The Mortgage (excluding the Supplemental Indenture) constitutes, and at the Closing Time the Mortgage will constitute, a valid first lien upon and security interest in the interest held by the Company in its property covered by the Mortgage, subject to no mortgage, pledge, lien, security interest, charge or other encumbrance of any kind (collectively, “Liens”) prior to the lien of the Mortgage except “excepted encumbrances” (as defined in the Mortgage) and other Liens permitted by the Mortgage and to such other matters as do not materially affect the security for the Securities. The Mortgage (excluding the Supplemental Indenture) by its terms effectively subjects, and at and after the Closing Time the Mortgage by its terms will effectively subject, to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Mortgage) acquired by the Company after the date of the execution and delivery of the Mortgage, subject to no Lien prior to the lien of the Mortgage except (A) “excepted encumbrances” (as defined in the Mortgage), (B) any Lien thereon existing at the time of such acquisition, (C) any Lien for unpaid portions of the purchase price thereof placed thereon at the time of such acquisition, (D) with respect to real property, any Lien placed thereon following the acquisition thereof by the Company and prior to the recording and filing of a supplemental indenture or other instrument specifically describing such real property, (E) as otherwise provided in Article XIII of the Mortgage, (F) except for possible claims in bankruptcy and possible claims for taxes and (G) such other matters as would not materially affect the security for the Securities. At the Closing Time, the Mortgage (except for the Supplemental Indenture) will have been duly recorded, and the Supplemental Indenture will have been duly filed for recordation as a mortgage of real estate in the only counties in which any real property subject to the lien of the Mortgage is located, and all requisite steps will have been taken to perfect the security interest of the Mortgage in personal property of the Company;

and at the Closing Time all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Mortgage, the filing of financing statements and similar documents and the issuance of the Securities will have been paid.

(xx) Leases. All of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and the Company has no notice of any claim of any sort asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, that, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect.

(xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxii) Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws.

(xxiii) Internal Controls. (A) The Company has established and maintains the following:

(I) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act (the “Accounting Controls”);

(II) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act (the “Disclosure Controls”); and

(III) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(B) The Internal Controls are evaluated by the Company periodically as appropriate and, in any event, as required by law;

(C) Based on the most recent evaluations of the Accounting Controls, the Accounting Controls perform the functions for which they were established in all material respects;

(D) As of the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company, the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company that is required to be disclosed in reports filed with, or submitted to, the Commission under the 1934 Act (I) is recorded, processed, summarized and reported within the time periods specified by the Commission rules and forms and (II) is accumulated and communicated to management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure;

(E) As of December 31, 2011, the Reporting Controls were effective based on criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

(F) Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (I) the Accounting Controls do not perform the functions for which they were established in all material respects or (II) the Disclosure Controls or the Reporting Controls are not effective (within the meaning of the evaluation standards identified above).

(xxiv) Compliance with Sarbanes Oxley. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission that have been adopted thereunder, all to the extent that such Act and such rules and regulations are in effect and applicable to the Company.

The representations and warranties in subsection (a)(i)(C), (a)(i)(D), (a)(i)(E), (a)(i)(F) and (a)(i)(G) shall not apply to any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offer and sale of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 3.	Sale and Delivery to Underwriters; Closing; Covenants of the Underwriters.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 98.574% of the principal amount thereof, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make in order to eliminate any sales or purchases of fractional Securities.

(b) Payment. Payment of the purchase price for the Securities shall be made at the offices of Covington & Burling LLP at 1201 Pennsylvania Avenue, NW, Washington, D.C. 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, and such payment shall be made against delivery, at such time, of one or more global Securities to a custodian for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters. The time and date of such payment and delivery is herein called the “Closing Time.”

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized JPMorgan, for its account, to accept delivery of, to acknowledge receipt of, and to make payment of the purchase price for, the Securities which it has agreed to purchase. Any or all of the Underwriters may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Global Securities will be made available for examination by the Representatives in Washington, D.C. not later than 4:00 P.M. (Eastern time) on the business day prior to the Closing Time.

(c) Notice of Completion. Promptly after the completion of the distribution of the Securities by the Underwriters, the Representatives shall deliver to the Company a notice in writing confirming the completion of the distribution (the “Notice of Completion”).

(d) Use of Free Writing Prospectuses. Each Underwriter, severally and not jointly, represents and agrees that it has not made and, without the prior written consent of the Company and the Representatives, will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) that the Company would be required to file with the Commission under Rule 433, except the Term Sheet to be prepared and filed in accordance with Section 4(a).

SECTION 4.	Covenants of the Company.

(a) Preparation and Filing of Term Sheet. The Company will prepare a term sheet (the “Term Sheet”), containing solely a description of the final terms of the Securities and the offering thereof, in the form attached as Schedule C hereto, and after affording the Representatives the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

(b) Preparation and Filing of the Prospectus. The Company will prepare the Prospectus and, after affording the Representatives the opportunity to comment thereon, file the Prospectus with the Commission in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

(c) Review of Amendments and Supplements. The Company will not amend the Registration Statement, or amend or supplement the Prospectus or the Term Sheet, prior to the delivery of the Notice of Completion without providing notice to the Representatives at least 24 hours, or such shorter period as is reasonably required by the circumstances, prior to the filing thereof with the Commission. Except in the case of any such amendment or supplement to be made by the filing under the 1934 Act of a document that will be incorporated by reference in the Registration Statement or the Prospectus that would be made by the Company irrespective of the offer and sale of the Securities, the Company will not effect such amendment or supplement without the consent of the Representatives on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed. Neither the consent of the Representatives, nor the delivery of any such amendment or supplement by any Underwriter, shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

Prior to the delivery of the Notice of Completion, the Company will notify the Representatives immediately, and confirm such notice in writing, when any post-effective amendment to the Registration Statement shall have been filed or shall become effective and when any supplement to the Prospectus or any amended Prospectus shall have been filed.

(d) Free Writing Prospectuses. Other than any Issuer Free Writing Prospectus listed on Schedule B and the Term Sheet to be prepared and filed in accordance with Section 4(a), the Company has not made and, without the consent of the Representatives on behalf of the Underwriters, will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined by Rule 405, including an Issuer Free Writing Prospectus.

(e) Notification of Commission Comments and Orders, Etc. The Company will notify the Representatives of (i) the receipt of any comments from the Commission with respect to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, including any request by the Commission for any amendment, supplement or additional information with respect thereto, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, in the event of any stop order, to obtain the lifting thereof as soon as possible.

(f) Delivery of Registration Statements. The Company will deliver to each of the Representatives and to counsel for the Underwriters, upon request and without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including, in each case, all exhibits filed therewith or incorporated by reference). Such copies of the Registration Statement and amendments thereto so furnished to the Representatives will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(g) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes of the offer and sale of the Securities in a manner consistent with the 1933 Act and the 1933 Act Regulations. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, such number of copies of the Prospectus (and any supplements thereto and amendments thereof) as such Underwriter may reasonably request. Such copies of the Prospectus (and supplements thereto and amendments thereof) so furnished to the Underwriters will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table may be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(h) Continued Compliance with Securities Laws. (i) Until the Notice of Completion has been delivered, the Company will file all reports and other documents that it is required to file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and will otherwise comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(ii) The Company will notify the Representatives promptly if, prior to the delivery of the Notice of Completion, (A) any filing is made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction or (B) any material change occurs in or affecting the business, condition (financial or otherwise) or results of operations of the Company that (I) is not disclosed in the Registration Statement or the Prospectus or (II) makes any statement in the Registration Statement or the Prospectus false or misleading.

(iii) Upon any notification pursuant to clause (ii)(B) above, or if prior to delivery of the Notice of Completion any event shall occur as a result of which it is necessary, in the reasonable judgment of the Company or of the Representatives, (A) to amend the Registration Statement in order that it shall not, as of the Effective Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (B) to amend the Prospectus in order that it shall not, as of the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to purchasers, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

(i) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to take such action, if any, as may be required to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will notify the Representatives of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent any such suspension and, in the event of any such suspension, to obtain the lifting thereof as soon as possible.

(j) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 thereunder.

(k) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(m) Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of the Closing Time or the date of receipt by the Company of a Notice of Completion.

SECTION 5.	Payment of Expenses.

(a) Expenses Payable by the Company. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Mortgage and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificate or certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees (not to exceed $5,000) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of its counsel, and (ix) any fees payable in connection with the rating of the Securities.

(b) Expenses Payable by the Underwriters. Except as provided in subsection (a)(v) above and subsection (c) below, the Underwriters will pay all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the fees and disbursements of counsel for the Underwriters.

(c) Expenses Upon Termination. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.	Conditions of Underwriters’ Obligations; Termination of Agreement.

(a) Conditions. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date of this Agreement, as of the Applicable Time and as of the Closing Time, of the representations and warranties of the Company contained in Section 2 hereof and in all certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

(i) No Stop Order; Commission Filings. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b). The Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission in accordance with the applicable time periods prescribed for such filings under Rule 433.

(ii) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received the opinions, dated the date of the Closing Time, of Kirk J. Emge, Esq., General Counsel of the Company and Covington & Burling LLP, counsel for the Company, substantially in the form of Exhibits A and B hereto, respectively, together with signed or reproduced copies thereof for each of the other Underwriters.

(iii) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion and disclosure letter, each dated the date of the Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, as to such matters as the Underwriters shall reasonably request, together with signed or reproduced copies thereof for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware, the law of the Commonwealth of Virginia and the federal law of the United States upon the opinions of counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(iv) No Material Adverse Change; Officers’ Certificate. At the Closing Time, (A) there shall not have been (I) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (II) since the Applicable Time, any Material Adverse Change and (B) the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the date of the Closing Time, to the effect that (I) there has been no such Material Adverse Change, (II) the representations and warranties in Section 2(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (III) the Company has complied with all agreements and satisfied all conditions on its part required by this Agreement to be performed or satisfied at or prior to the Closing Time, and (IV) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the signers, contemplated by the Commission.

(v) Accountant’s Comfort Letter. On the date of this Agreement, the Representatives shall have received from PwC a letter dated such date, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of, and certain financial information relating to, the Company contained in the Registration Statement and the Prospectus.

(vi) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PwC a letter dated the date of the Closing Time, in form and scope consistent with PwC’s internal guidelines for the delivery of comfort letters and, in any event, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to clause (v) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(vii) Maintenance of Rating. After the execution of this Agreement and prior to the Closing Time, no rating of any of the Company’s debt securities shall have been reduced, suspended or withdrawn and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by Moody’s Investor’s Service Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor agencies thereto.

(viii) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(b) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 and except that Sections 2, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7.	Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7 or contribution could be sought under Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8.	Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several (and not joint) in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto.

SECTION 9.	Representations, Warranties and Agreements to Survive.

All of the respective representations, warranties and agreements of the Company and the several Underwriters contained in this Agreement, or in certificates of officers of the Company delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of any Underwriter, or by or on behalf of the Company, or any director, officer or controlling person of the Company, and shall survive delivery of and payment for the Securities.

SECTION 10.	Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been (A) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (B) since the Applicable Time, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NYSE Amex or in the NASDAQ Global Market or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or Nasdaq Stock Market, Inc. with respect to such markets or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof; and provided, further, that Sections 2, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.	Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are then obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters approved by the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5 and except that Sections 2, 7, 8 and 9 shall survive any such termination and remain in full force and effect with respect to any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section 11.

SECTION 12.	Notices.

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if received by mail or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention of High Grade Syndicate Desk, 3rd Floor; Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, attention of LCD-IBD; SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, 11th Floor, Atlanta, Georgia 30326, attention of Investment Grade Debt Capital Markets; and notices to the Company shall be directed to it at 701 Ninth Street, N.W., Washington, D.C. 20068, attention of Treasurer.

SECTION 13.	Parties in Interest.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.	No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.	Governing Law and Time.

This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, shall be governed by and construed in accordance with the laws of the State of New York. Specified times of day refer to New York City time.

SECTION 16.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 17.	Entire Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter of this Agreement.

SECTION 18.	Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

DELMARVA POWER & LIGHT COMPANY

By:	/s/ David M. Velazquez
	Name:	David M. Velazquez
	Title:	President and Chief Executive Officer

Confirmed and Accepted,
as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Patrick Boultinghouse
	Name:	Patrick Boultinghouse
	Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Christopher S. Grumboski
	Name:	Christopher S. Grumboski
	Title:	Director

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
J.P. Morgan Securities LLC	$75,000,000
Credit Suisse Securities (USA) LLC	75,000,000
SunTrust Robinson Humphrey, Inc.	75,000,000
The Williams Capital Group, L.P.	25,000,000

Total	$250,000,000

Sch. A-1

SCHEDULE B

Issuer Free Writing Prospectuses

1.	Term Sheet attached as Schedule C hereto.

Sch. B-1

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-169477-02

June 19, 2012

DELMARVA POWER & LIGHT COMPANY

$250,000,000

First Mortgage Bonds, 4.00% Series due June 1, 2042

Issuer:	Delmarva Power & Light Company
Issue:	First Mortgage Bonds, 4.00% Series due June 1, 2042
Ratings:*	[Intentionally omitted]
Offering Size:	$250,000,000
Coupon:	4.00%
Trade Date:	June 19, 2012
Settlement Date:	June 26, 2012 (T+5)
Maturity:	June 1, 2042
Price to Public:	99.449% per Bond
Proceeds (before expenses) to Issuer:	$246,435,000
Benchmark Treasury:	3.125% due February 15, 2042
Benchmark Treasury Yield:	2.732%
Spread to Benchmark Treasury:	+ 130 bps
Yield to Maturity:	4.032%
Optional Redemption:	Make-whole call at any time prior to December 1, 2041 at 20 bps spread over the U.S. Treasury selected by the independent investment banker. Callable on or after December 1, 2041 at par.
Interest Payment Dates:	June 1 and December 1 of each year, commencing on December 1, 2012
CUSIP/ISIN Number:	247109 BR1/US247109BR13
Mortgage Capacity:	As discussed in the preliminary prospectus supplement, under “Description of First Mortgage Bonds—General,” after giving effect to the issuance of the Bonds, as of June 15, 2012, available property additions and refundable bonds would permit, and the net earnings test would not prohibit, the issuance of approximately $826.5 million in principal amount of additional bonds as long as the weighted average interest rate of the additional bonds was less than approximately 6.46%.
Joint Book-Running Managers:	J.P. Morgan Securities LLC Credit Suisse Securities (USA) LLC SunTrust Robinson Humphrey, Inc.

Co-Manager:	The Williams Capital Group, L.P.

*	A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization. Each security rating agency has its own methodology for assigning ratings, and, accordingly, each rating should be considered independently of all other ratings.

Sch. C-1

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 212-834-4533, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or SunTrust Robinson Humphrey, Inc. toll-free at 1-800-685-4786.

Sch. C-2

Exhibit A

Form of Opinion of Kirk J. Emge, Esq.

to be Delivered Pursuant to Section 6(a)(ii)

June 26, 2012

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, New York 10010

SUNTRUST ROBINSON HUMPHREY, INC.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

As Representatives of the Several Underwriters

Ladies and Gentlemen:

I am General Counsel of Delmarva Power & Light Company, a Delaware and Virginia corporation (the “Company”), and have acted as counsel to the Company in connection with the issuance and sale of $250,000,000 in aggregate principal amount of First Mortgage Bonds, 4.00% Series due June 1, 2042 (the “Securities”) pursuant to the Purchase Agreement, dated June 19, 2012 (the “Purchase Agreement”), among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., individually and acting as representatives of each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”). The Securities will be issued under the Mortgage and Deed of Trust, dated as of October 1, 1943, from the Company to The Bank of New York Mellon (ultimate successor to The New York Trust Company), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures including the One Hundred and Tenth Supplemental Indenture, dated as of June 19, 2012 with respect to the Securities (the “Supplemental Indenture”) (such Mortgage and Deed of Trust, as so amended and supplemented, the “Mortgage”). This opinion is being delivered to you in accordance with Section 6(a)(ii) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

In connection with rendering the opinions set forth herein, I, or my representatives, have reviewed:

(i) the Purchase Agreement;

(ii) the Company’s Registration Statement on Form S-3, Registration No. 333-169477-02, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

(iii) the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated June 19, 2012, with respect to the offer and sale of the Securities, filed with the Commission on June 19, 2012, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Pricing Prospectus”);

(iv) the term sheet, dated June 19, 2012, with respect to the offer and sale of the Securities, filed with the Commission on June 19, 2012 pursuant to Rule 433(d) under the 1933 Act (the “Term Sheet” and together with the Pricing Prospectus, the “Disclosure Package”);

(v) the final prospectus, dated June 19, 2012, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated June 19, 2012, with respect to the offer and sale of the Securities, filed with the Commission on June 20, 2012, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Prospectus”);

(vi) the Mortgage; and

(vii) a facsimile copy of the Securities furnished by the Trustee.

I, or my representatives, also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my or their satisfaction as being true copies, of such other instruments, certificates and other documents or records as I or they have deemed necessary or appropriate to enable me to render the opinions set forth below. In my or my representatives’ review and examination, I or they have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, and the conformity to original documents of all documents submitted to me or them as copies.

Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of each of the State of Delaware and the Commonwealth of Virginia.

2. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

3. The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

4. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Conectiv, LLC, a Delaware limited liability company that is wholly owned by Pepco Holdings, Inc. None of the outstanding shares of capital stock of the Company was issued in violation of the statutory preemptive or other similar rights of any securityholder of the Company.

5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

6. The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage.

7. The Securities are in the form contemplated by the Mortgage, have been duly authorized and executed by the Company, and when the Securities have been (A) authenticated and delivered by the Trustee under the Mortgage and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage ratably with all other securities outstanding thereunder.

8. The execution and delivery of the Supplemental Indenture, the performance of the Mortgage and the Purchase Agreement and the issuance and sale of the Securities and compliance with the terms thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any Lien (other than the Lien of the Mortgage) upon any property or assets of the Company under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties that in my experience customarily applies to transactions of the type contemplated by the Purchase Agreement, the Mortgage and the Securities, (ii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (iii) the articles of incorporation or by-laws of the

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

Company, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, default, Repayment Event or Lien that would not result in a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Purchase Agreement.

9. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Securities by the Company, except such as have already been obtained or such as may be required under state securities laws, as to which no opinion is rendered, and the Company has complied, in all material respects, with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

10. The Company has good and marketable title to all real property owned by the Company and described in the Mortgage as subject to the lien thereof, subject only to such exceptions, defects and qualifications as do not (I) affect the value of any such properties that are material to the business of the Company in any material respect or (II) affect the use made or proposed to be made of such properties by the Company in any material respect; and the descriptions of all such property contained in the Mortgage are adequate for purposes of the lien purported to be created by the Mortgage.

11. The Mortgage constitutes a valid first lien or charge, to the extent that it purports to be such, upon the interest held by the Company in its property covered by the Mortgage, subject only to such exceptions, defects, qualifications and other matters as may be permitted by the Mortgage and to such other matters as in my opinion do not materially affect the security for the Securities. The Mortgage (except for the Supplemental Indenture) has been duly recorded, and the Supplemental Indenture has been duly filed for recordation as a mortgage of real estate, in each county in which real property subject to the lien of the Mortgage is located, and all requisite steps have been taken to perfect the security interest of the Mortgage in personal property of the Company; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Mortgage, the filing of financing statements and similar documents and the issuance of the Securities have been paid.

12. Except as disclosed in the Prospectus, there is not pending or, to the best of my knowledge, threatened, action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

13. The Registration Statement is effective under the 1933 Act, and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

has been issued under Section 8(d) of the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or threatened by the Commission. The Pricing Prospectus and the Prospectus have each been filed with the Commission in the manner and within the time period required by Rule 424(b) under the 1933 Act and the Term Sheet has been filed with the Commission in the manner and within the time period required by Rule 433(d) under the 1933 Act.

14. The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference therein and the Statements of Eligibility on Form T-1 filed as Exhibits 25.08 and 25.09 to the Registration Statement, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and make no representations that I have independently verified the accuracy, completeness or fairness of such statements, except insofar as such statements refer specifically to me. However, based on my or my representatives’ examination of the Registration Statement, the Disclosure Package and the Prospectus, on my general familiarity with the affairs of the Company and on my or my representatives’ participation in conferences with officials and other representatives of, and other counsel for, the Company, with PricewaterhouseCoopers LLP, the independent accountants of the Company, and with your representatives and your counsel, I do not believe that (a) the Registration Statement, on the date of the effectiveness of the Registration Statement, as provided in Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The foregoing statement is subject to the qualification that I am not expressing any opinion or belief as to the financial statements, including the notes thereto, the financial schedules and the other financial and statistical information and data included or omitted from or incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or with respect to the Statements of Eligibility on Form T-1 filed as Exhibits 25.08 and 25.09 to the Registration Statement.

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

My opinions in paragraphs 6 and 7 above are subject to the following limitations and qualifications:

I express no opinion as to:

(i)	waivers of defenses or other rights or benefits bestowed by operation of law;

(ii)	releases or waivers of unmatured claims or rights;

(iii)	provisions requiring amendments and waivers to be in writing;

(iv)	provisions making notices effective even if not actually received; or

(v)	provisions purporting to make a party’s determination conclusive.

I am a member of the Bar of the District of Columbia and the Bar of the State of Maryland, and I express no opinion herein as to any laws other than the laws of the State of Delaware, the State of Maryland, the Commonwealth of Virginia and the federal law of the United States. With respect to the laws of the State of Delaware (except as to such matters as are governed by the Delaware General Corporation Law) and the Commonwealth of Virginia (except as to such matters as are governed by the Virginia Stock Corporation Act), I have received advice, satisfactory to me, from Delaware and Virginia counsel admitted in such jurisdictions whom I deem fully competent to furnish such advice.

The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Hunton & Williams LLP, in connection with rendering its opinion to you on the date hereof relating to the offer and sale of the Securities, to rely on this opinion with respect to matters governed by the laws of the State of Delaware (other than the Delaware General Corporation Law) and the State of Maryland. The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated. I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

Very truly yours,

Kirk J. Emge

Exhibit B

Form of Opinion of Covington & Burling LLP

to be Delivered Pursuant to Section 6(a)(ii)

June 26, 2012

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, New York 10010

SUNTRUST ROBINSON HUMPHREY, INC.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as special counsel to Delmarva Power & Light Company, a Delaware and Virginia corporation (the “Company”), in connection with the issuance and sale of $250,000,000 in aggregate principal amount of First Mortgage Bonds, 4.00% Series due June 1, 2042 (the “Securities”) pursuant to the Purchase Agreement, dated June 19, 2012 (the “Purchase Agreement”), among the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., individually and acting as representatives of each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”). The Securities will be issued under the Mortgage and Deed of Trust, dated as of October 1, 1943, from the Company to The Bank of New York Mellon (ultimate successor to The New York Trust Company), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures, including the One Hundred and Tenth Supplemental Indenture, dated as of June 19, 2012, with respect to the Securities (the “Supplemental Indenture”) (such Mortgage and Deed of Trust, as so amended and supplemented, the “Mortgage”). This opinion is being delivered to you in accordance with Section 6(a)(ii) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

We have reviewed:

(i) the Purchase Agreement;

(ii) the Registration Statement on Form S-3, Registration No. 333-169477-02, filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2010 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

(iii) the preliminary prospectus, consisting of the prospectus, dated September 20, 2010 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated June 19, 2012, with respect to the offer and sale of the Securities, filed with the Commission on June 19, 2012, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Pricing Prospectus”);

(iv) the term sheet, dated June 19, 2012, with respect to the offer and sale of the Securities, filed with the Commission on June 19, 2012 pursuant to Rule 433(d) under the 1933 Act (the “Term Sheet” and together with the Pricing Prospectus, the “Disclosure Package”);

(v) the final prospectus, dated June 19, 2012, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated June 19, 2012, with respect to the offer and sale of the Securities, filed with the Commission on June 20, 2012, pursuant to Rule 424(b) under the 1933 Act (as so supplemented, the “Prospectus”);

(vi) the Mortgage; and

(vii) a facsimile copy of the Securities furnished by the Trustee.

We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of rendering this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Virginia and has all legal right, power and authority and has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Securities and (B) to execute, deliver and perform its obligations under the Purchase Agreement, the Mortgage and the Securities, (ii) the Securities have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company (except to the extent that such matters are governed by the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) or the Virginia Stock Corporation Act (the “VSCA”)) and will constitute valid securities within the meaning of Section 8-110(a)(1) of the Delaware Uniform Commercial Code and Section 8.8A-110(a)(1) of the Virginia Uniform Commercial Code, (iii) the Mortgage has been duly authorized, executed and delivered by the Company and (iv) the Mortgage constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms under the laws of the State of Delaware and the Commonwealth of Virginia.

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

As used in this opinion, all references to the “Registration Statement,” the “Pricing Prospectus” and the “Prospectus” include the filed information included in any document filed by the Company under the Securities Exchange Act of 1934, as amended, that in accordance with the terms of the Registration Statement, Pricing Prospectus or Prospectus is incorporated or is deemed incorporated by reference therein, except to the extent such information has been modified or superseded by information in the Registration Statement, Pricing Prospectus or Prospectus or by later filed material that is so incorporated or deemed incorporated by reference.

The qualification in paragraph 5 of this letter “to the best of our knowledge” means the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have given substantive attention to the transaction that is the subject of this opinion, without any representation or implication that any inquiry has been made with respect to such statements.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, insofar as the laws of the State of New York, the VSCA, the DGCL and, to the extent expressly referred to herein, the federal securities laws of the United States are concerned:

1. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

2. The Supplemental Indenture has been duly authorized, executed and delivered by the Company.

3. The Mortgage constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

4. The Securities are in the form contemplated by the Mortgage and have been duly authorized and executed by the Company, and when the Securities have been (A) duly authenticated and delivered by the Trustee under the Mortgage and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage.

5. The descriptions of the Securities and the Mortgage contained in the Prospectus are accurate in all material respects.

6. The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Pricing Prospectus and the Prospectus each has been filed in the manner and within the time period required by Rule 424(b), and the Term Sheet has been filed in the manner and within the time period required by Rule 433(d), under the 1933 Act.

7. The Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, and the Prospectus, as of the date thereof (excluding (i) the documents incorporated or deemed incorporated in the Registration Statement or the Prospectus by reference, (ii) the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included therein and (iii) the Statements of Eligibility on Form T-1 filed as Exhibits 25.08 and 25.09 to the Registration Statement, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and with the 1939 Act and the rules and regulations of the Commission thereunder.

8. The Company is not, and upon the issuance and sale of the Securities as contemplated by the Prospectus and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Our opinions in paragraphs 3 and 4 above are subject to the following limitations and qualifications:

(a) We express no opinion as to:

(i)	waivers of defenses or other rights or benefits bestowed by operation of law;

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

(ii)	releases or waivers of unmatured claims or rights;

(iii)	provisions requiring amendments and waivers to be in writing;

(iv)	provisions making notices effective even if not actually received; or

(v)	provisions purporting to make a party’s determination conclusive.

(b) We express no opinion as to (i) the ownership of or title to any property, or as to the adequacy of any description of property or (ii) any security interest or lien or the perfection or priority thereof.

(c) The enforceability of rights and remedies purported to be granted to the Trustee and the holders of the Securities under the Mortgage may be limited by applicable law, but those limitations (exclusive of the matters referred to in the other qualifications set forth herein) do not make the rights and remedies afforded under the Mortgage inadequate for the practical realization of the principal benefits intended to be provided by the Mortgage.

In addition, in accordance with our understanding with the Company as to the scope of our services in connection with the offering of the Securities, as special counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants. On the basis of the information that was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the federal securities laws, we confirm to you that nothing came to our attention in the course of such review that has caused us to believe that (a) the Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time (as specified in the Purchase Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains, an untrue statement of a material fact or omitted, or as of the date hereof omits, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except as specified in

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

SunTrust Robinson Humphrey, Inc.

June 26, 2012

paragraph 5 above. Also, we do not express any opinion or belief as to (i) the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included or incorporated or deemed incorporated in the Registration Statement, the Disclosure Package or the Prospectus by reference or (ii) with respect to the Statements of Eligibility on Form T-1 filed as Exhibits 25.08 and 25.09 to the Registration Statement.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York, the DGCL, the VSCA and, to the extent expressly referred to herein, the federal securities laws of the United States. We are not expressing an opinion as to whether the validity and enforceability of the Mortgage and the Securities are or are not governed by the law of the State of New York or by the law of any other jurisdiction.

This letter is given to you as representatives of the several Underwriters and is solely for the benefit of the several Underwriters. It may not be disclosed to or relied upon by any other person without our written consent.

Very truly yours,